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February 23, 1996



American Partners Life Insurance Company
P.O. Box 534
Minneapolis, MN 55440-0534

Gentlemen:

Reference is made to the Registration Statement of APL Variable
Annuity Account 1 on Form N-4 (File No. 33-57731) under the
Securities Act of 1933 registering an indefinite amount of securities pursuant to Rule 24f-2 adopted under the Investment
Company Act of 1940. APL Variable Annuity Account 1 became effective February 9, 1995, commencement of operations November 20, 1995.

In connection with the Rule 24f-2 Notice for the fiscal year ended December 31, 1995 I have made such examination of matter of fact and law as I have deemed appropriate, and am of the opinion that:

1) During the entire period covered by the Rule 24f-2 Notice, APL Variable Annuity Account 1 was a validly created and existing separate account of American Partners Life Insurance Company duly authorized, as a unit investment trust, to issue and sell the securities registered, and

2) The securities issued, being variable annuity contracts, were legally issued and non-assessable and require no further payment by the purchaser.

I hereby consent that the foregoing opinion may be used in connection with the Rule 24f-2 Notice.

Sincerely,



Mary Ellyn Minenko
Attorney at Law
(612) 671-3678

MEM/KB/rdh